UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 16, 2024
Date of Report (date of earliest event reported)

OpGen, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37367	06-1614015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9717 Key West Ave, Suite 100
Rockville, MD 20850
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2024, the Company entered into an Amendment Agreement (the “Amendment Agreement”) with the European Investment Bank (the “EIB”) relating to the previously disclosed settlement agreement, dated March 25, 2024, by and between the Company and the EIB (the “Settlement Agreement”). As previously disclosed, in connection with the sale and issuance of shares of preferred stock of the Company to David E. Lazar (the “Private Placement”), the Company entered into the Settlement Agreement with the EIB, which provided, among other things, for the settlement of outstanding liabilities between the EIB, the Company and the Company’s subsidiary, Curetis GmbH (“Curetis”), and the termination of the Company’s guarantee of Curetis’ debt to EIB. Pursuant to the Settlement Agreement, the Company agreed to pay a portion of the proceeds (the “Settlement Amount”) of the Private Placement to the EIB upon the final closing of the Private Placement. As a result of the delay of the final closing of the Private Placement due to the delay in filing the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Company and the EIB entered into the Amendment Agreement in order to extend the timing for the payment of the Settlement Amount to June 3, 2024.

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 16, 2024, the Company announced that it intended to effect a reverse stock split (the “Reverse Stock Split”) of its issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), at a ratio of 1 post-reverse-split share for every 10 pre-reverse-split shares (the “Reverse Split Ratio”). The Common Stock will continue to be traded on The Nasdaq Capital Market under the symbol “OPGN” and began trading on a split-adjusted basis when the markets opened on Monday, May 20, 2024, under a new CUSIP number, 68373L505.

As previously reported, at a Special Meeting of Stockholders held on May 9, 2024, the Company’s stockholders approved the Reverse Stock Split and authorized the Company’s board of directors (the “Board”) to effectuate the Reverse Stock Split through an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended, at a ratio between 1-for-2 and 1-for-10, with such ratio to be determined in the discretion of the Board. The Company filed the Amendment with the Secretary of State of the State of Delaware on May 17, 2024, and the Reverse Stock Split became effective in accordance with the terms of the Amendment on May 20, 2024 (the “Effective Time”).

Pursuant to the Amendment, at the Effective Time, every ten (10) shares of Common Stock issued and outstanding were automatically converted into one (1) issued and outstanding share of Common Stock, but without any change in the par value per share. Proportional adjustments were made to the number of shares of Common Stock issuable upon exercise of the Company’s outstanding stock options, restricted stock units, and warrants as well as the applicable exercise prices. Similarly, at the Effective Time, proportional adjustments were made to the conversion rate of the Company’s outstanding shares of preferred stock.

The Company’s transfer agent, Pacific Stock Transfer Company (“PST”), will provide stockholders of record holding certificates representing pre-reverse-split shares of the Company's common stock, as of the effective date, a letter of transmittal providing instructions for the exchange of shares. Registered stockholders holding pre-split shares of the Company's common stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker's particular processes, and will not be required to take any action in connection with the Reverse Stock Split. The Reverse Stock Split impacts all holders of OpGen’s common stock proportionally and will not impact any stockholders’ percentage ownership of common stock (except to the extent the Reverse Stock Split results in any stockholder owning a fractional share). No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive a fractional share will receive a whole share in lieu of the fractional share.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events.

On May 16, 2024, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of OpGen, Inc., filed with the Secretary of State of the State of Delaware on May 17, 2024
10.1	Amendment Agreement, dated May 16, 2024, by and between OpGen, Inc. and the European Investment Bank
99.1	Press Release dated May 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 22, 2024	OpGen, Inc.

	By:	/s/ David E. Lazar
		Name:	David E. Lazar
		Title:	Chief Executive Officer

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